                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           SCOTSMAN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
          N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
          N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
          N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:
          N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.
          N/A
--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
          N/A
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
          N/A
--------------------------------------------------------------------------------

     (3) Filing party:
          N/A
--------------------------------------------------------------------------------

     (4) Date filed:
          N/A
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

[SCOTSMAN INDUSTRIES LOGO]

                                                                  March 29, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scotsman Industries, Inc. which will be held on Thursday, May 16, 1996, at 9:00 a.m., local time, at our headquarters in Vernon Hills, Illinois. Please refer to the attached map for directions to the premises.

     At the Annual Meeting, shareholders are being asked to elect three directors to serve terms which expire in 1999. The Board of Directors recommends a vote "FOR" each nominee.

     Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to sign, date, and mail the enclosed Proxy in the envelope provided. Your right to vote in person at the meeting is not affected by returning the Proxy.

     A copy of Scotsman Industries' Annual Report for the fiscal year ended December 31, 1995 accompanies this Notice of Meeting and Proxy Statement. On behalf of the Board of Directors, officers and employees of Scotsman, I would like to thank you for your continued interest and support.

                                            Sincerely,

                                       /s/  RICHARD C. OSBORNE
                                            ------------------
                                            RICHARD C. OSBORNE
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                 [Map of Location of Scotsman's Headquarters]



Place of Annual Meeting

Scotsman's headquarters is located at 775 Corporate Woods Parkway in Vernon Hills, Illinois, approximately 40 miles northwest of downtown Chicago.

Shareholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 94-294) should exit at Half Day Road (Route 22) and travel west to reach Milwaukee Avenue (Route 21). Turn right onto Milwaukee Avenue and travel north aproximately 1 mile to reach Corporate Woods Parkway (the second or northern Corporate Woods entrance).

Parking facilities will be available and refreshments will be served beginning at 8:30 p.m.

[SCOTSMAN INDUSTRIES LOGO]

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061
                                                                    847-215-4500

                                                                  March 29, 1996

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 16, 1996

                            ------------------------

To the Shareholders of SCOTSMAN INDUSTRIES, INC.

     Notice is hereby given that the annual meeting of shareholders of Scotsman Industries, Inc. (the "Company") will be held at the Company's headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 16, 1996, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve for a term of three years; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 22, 1996, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors
                                        /s/ DONALD D. HOLMES,
                                            ----------------
                                            DONALD D. HOLMES,
                                            Vice President -- Finance and
                                            Secretary

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061
[SCOTSMAN INDUSTRIES LOGO]

                                                                  March 29, 1996

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scotsman Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's principal executive offices at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 16, 1996, at 9:00 a.m., local time (the "1996 Annual Meeting"), and at any adjournments thereof. The 1996 Annual Meeting is being held to consider and vote upon the election of three directors to serve until the 1999 annual meeting of shareholders of the Company or until the successors of such directors have been duly elected and qualified. The Company's Board of Directors knows of no other business that will be presented for consideration at the 1996 Annual Meeting other than the matters described in this Proxy Statement.

     The close of business on March 22, 1996 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of shareholders entitled to vote at the 1996 Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), and the Company's Series A $0.62 Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Convertible Preferred Stock"), at the close of business on such date will be entitled to vote at the 1996 Annual Meeting. As of the close of business on that date, there were outstanding (i) 8,966,735 shares of Common Stock (not including 188,040 shares of Common Stock held in treasury) and (ii) 1,997,683 shares of Series A Convertible Preferred Stock. Each share of Common Stock outstanding as of the Record Date, excluding the treasury shares, is entitled to one vote, and each share of Series A Convertible Preferred Stock outstanding as of the Record Date is entitled to one-tenth ( 1/10) of a vote. The Common Stock and the Series A Convertible Preferred Stock will vote together and not as separate classes on each of the matters to be voted on at the 1996 Annual Meeting. A combined total of 9,166,503 votes may therefore be cast by the holders of the Common Stock and the Series A Convertible Preferred Stock on each of the matters brought before the 1996 Annual Meeting.

     This proxy Statement is first being mailed to the Company's shareholders on or about March 29, 1996. The Company's 1995 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1995, accompanies this Proxy Statement.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1996 Annual Meeting by (1) giving written notice of such revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) appearing in person at the 1996 Annual Meeting and voting in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed as follows: Scotsman Industries, Inc., 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Donald D. Holmes, Secretary. Duly executed proxies received prior to the meeting will be voted in accordance with the instructions indicated in the proxy. IF NO

INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY.

     The presence, in person or by proxy, of the holders of record of shares of Common Stock and Series A Convertible Preferred Stock entitling the holders thereof to cast a majority of the votes eligible to be cast at the 1996 Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the 1996 Annual Meeting will be tabulated by the inspectors of election appointed for the meeting to determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may make solicitations in person or by telephone without compensation, other than the compensation such persons otherwise receive for their services as officers, directors or employees. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with forwarding such materials.

     YOUR VOTE IS IMPORTANT TO THE COMPANY. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE 1996 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of members of the Board of Directors has been fixed at eight.

     The Company's by-laws also provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of shareholders of the Company, successors of the class whose terms of office expire in that year are to be elected for three-year terms or until their successors have been duly elected and qualified. The terms of three directors, Matthew O. Diggs, Jr., James J. O'Connor and Robert G. Rettig, will expire at the 1996 Annual Meeting, and the Company's Board of Directors has renominated all three for re-election to the Board of Directors. If re-elected, all three will serve until the 1999 annual meeting of shareholders of the Company or until their successors have been duly elected and qualified. The Company's by-laws establish certain procedures for shareholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors."

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. Since three positions are to be filled on the Board of Directors, the three nominees receiving the highest number of votes cast will be elected as directors. The inspectors of election will not count abstentions in determining the number of votes received by any nominee.

     It is the intention of the parties named in the enclosed proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may be nominated for director by the Board of Directors of the Company.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
                                                 NOMINEES FOR ELECTION AT THE 1996
                                                ANNUAL MEETING TO SERVE UNTIL 1999
---------------------------------------------------------------------------------------------
Matthew O. Diggs, Jr. (63)    Mr. Diggs is the Chief Executive Officer of The Diggs Group, a
                                New York general partnership that provides investment banking services, and has held that position since 1990. From 1987 to
                                1990, Mr. Diggs was Vice Chairman of Copeland Corporation, a
                                refrigerator compressor manufacturer, having served as
                                President and Chief Executive Officer of Copeland Corporation
                                from 1975 to 1987. Mr. Diggs is a director of Bank One Dayton
                                NA and Tower Automotive Inc. and serves as a trustee of
                                Wright State University and the Miami Valley School. He has
                                been a director of the Company since April, 1994.
James J. O'Connor (59)        Mr. O'Connor is Chairman, Chief Executive Officer and a
                                director of Commonwealth Edison Company, an electric utility company, and has held those positions since 1980. Mr.
                                O'Connor has also been the Chairman, Chief Executive Officer and a director of Unicom Corporation, a holding company for
                                Commonwealth Edison Company, since 1994. Mr. O'Connor is a director of Corning Incorporated, First Chicago NBD
                                Corporation, The First National Bank of Chicago, Tribune
                                Company, UAL Inc., and American National Can Company. He has
                                been a director of the Company since April, 1989.
Robert G. Rettig (66)         Mr. Rettig is a consultant to Illinois Tool Works, Inc., a manufacturer of industrial products and components, and a
                                consultant to, and a director of, The Tech Group, a custom molding company. He was an Executive Vice President of
                                Illinois Tool Works, Inc. from 1983 to January, 1990. Mr.
                                Rettig is also a director of Lawson Products, Inc. and serves as a trustee of the Illinois Institute of Technology. He has been a director of the Company since April, 1989.

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
                              DIRECTORS CONTINUING TO SERVE UNTIL 1997
                              ---------------------------------------------------------------
Frank W. Considine (74)       Mr. Considine is Honorary Chairman of the Board, Chairman of
                                the Executive Committee and a director of American National
                                Can Company, a packaging manufacturer. He was Chairman of the
                                Board of American National Can Company from 1983 to 1990,
                                President from 1969 to 1988, and Chief Executive Officer from
                                1973 to 1988. Mr. Considine is a director of Helene Curtis
                                Industries, Inc., IMC Global, Inc. and Pechiney
                                International, S.A. Mr. Considine is also Chairman of the
                                Board of Trustees of Loyola University, Chicago, and serves on the Board of Trustees of the Field Museum of Natural
                                History, Chicago. Mr. Considine has been a director of the
                                Company since April, 1989.
George D. Kennedy (69)        Mr. Kennedy was Chairman and a director of the Mallinckrodt
                                Group Inc., a producer of medical products and chemicals,
                                from 1991 until his retirement in October, 1994. He was
                                Chairman and Chief Executive Officer of Mallinckrodt Group
                                Inc. from 1986 to 1991. Mr. Kennedy is also a director of
                                Brunswick Corporation, Illinois Tool Works, Inc., American
                                National Can Company, Kemper National Insurance Company and
                                Stone Container Corporation. He has been a director of the
                                Company since April, 1989.
                              DIRECTORS CONTINUING TO SERVE UNTIL 1998
                              ---------------------------------------------------------------
Richard C. Osborne (52)       Mr. Osborne is Chairman of the Board, President and Chief
                                Executive Officer of the Company. Mr. Osborne has been
                                Chairman of the Board since May, 1991 and President and Chief
                                Executive Officer since April, 1989. He was an Executive Vice
                                President of Household Manufacturing, Inc. from 1982 to
                                April, 1989. He has been a director of the Company since
                                April, 1989.
Donald C. Clark (64)          Mr. Clark is Chairman of the Board and a director of Household
                                International, Inc. ("Household"), a financial services
                                business. Mr. Clark has been Chairman of the Board of
                                Household since 1984 and was Chief Executive Officer of
                                Household from 1982 to September, 1994. Mr. Clark is also a director of Ameritech Corporation and Warner-Lambert Co. He has been a director of the Company since April, 1989 and
                                served as Chairman of the Board of the Company from April,
                                1989, to May, 1991.

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
---------------------------------------------------------------------------------------------
Timothy C. Collins (39)       Mr. Collins is Chief Executive Officer and Senior Managing
                                Director of Ripplewood Holdings L.L.C., an investment
                                management company, and has held that position since October
                                1995. Mr. Collins was Senior Managing Director of Onex
                                Investment Corp. (New York), a management company for the
                                U.S. investments of Onex Corporation, an Ontario corporation
                                ("Onex"), from 1990 to October 1995. He also serves on the board of directors of the Metropolitan New York YMCA. He has been a director of the Company since April, 1994.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during 1995. The standing committees of the Board of Directors held a total of eight meetings. The average attendance at the aggregate of the total number of meetings of the Board of Directors and the total number of committee meetings was 89%. Each of the directors of the Company attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which that director served. The Board of Directors has standing Audit, Compensation, Governance and Executive Committees. The Governance Committee performs many of the functions of a standing nominating committee.

     The Audit Committee is composed of Frank W. Considine, Timothy C. Collins and Robert G. Rettig. Mr. Considine is the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of the Company and its subsidiaries, the Company's accounting principles, policies and practices, and financial reporting, the scope of the audits conducted by the Company's independent public accountants and internal auditors, and the annual financial statements of the Company and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of the Company and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of the Company's principal independent public accountants and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met twice during 1995.

     The Compensation Committee is composed of George D. Kennedy, Donald C. Clark, Matthew O. Diggs, Jr., and James J. O'Connor. Mr. Kennedy is the Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of the Company and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of the Company. The Compensation Committee met four times during 1995.

     The Governance Committee is composed of George D. Kennedy, Frank W. Considine, James J. O'Connor and Matthew O. Diggs, Jr. Mr. O'Connor is the Chairman of the Committee. The Governance Committee is responsible for, among other things, recommending to the Board of Directors possible candidates for election to the Board of Directors (with the final determination to be made by action of the Board of Directors), considering any recommendations made by shareholders of the Company of proposed candidates for election to the Board of Directors, periodically reviewing each director's continuation on the Board of Directors, in consultation with such director and the Chief Executive Officer and the Chairman of the Board, assigning individual members of the Board of Directors to one or more committees of the Board of Directors, and reviewing, from time to time, the compensation of the Board of Directors and recommending to the Board of Directors such changes as the Governance Committee deems appropriate. The Governance Committee met twice in 1995.

DIRECTORS' FEES AND COMPENSATION

     Non-employee directors of the Company receive for their services (i) an annual retainer fee paid in shares of Common Stock with a total market value of approximately $16,000, determined as of the day immediately preceding the date of the annual meeting of the shareholders of the Company, and (ii) a fee of $900 for each Board of Directors and committee meeting attended. In addition, any non-employee director who serves as chairman of the Audit, Compensation, Executive or Governance Committees of the Board of Directors receives, as compensation for those services, additional shares of Common Stock with a total market value of approximately $2,000, determined as of the same valuation date used in determining the number of shares to be granted to the directors as annual retainer fees. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the shareholders of the Company.

     Under the Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"), effective August 11, 1994, each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries (a "Non-Employee Director") also received, as of the effective date of the Non-Employee Directors' Plan, or will receive, on the next business day following his or her appointment to the Board of Directors, an option to purchase 2,000 shares of Common Stock. An option to purchase an additional 1,000 shares of Common Stock is automatically granted to each Non-Employee Director on the next business day following the date of each annual meeting of shareholders. The exercise price per share of each option granted is equal to the fair market value of a share of Common Stock on the date of grant. In 1995, under the Non-Employee Directors' Plan, each of the Company's seven Non-Employee Directors received an option to acquire 1,000 shares of Common Stock at an exercise price of $19.4375 per share.

     Each option granted under the Non-Employee Directors' Plan vests 100% and thus becomes exercisable on the earliest of (i) the date immediately preceding the first annual meeting following the date of the grant of the option, (ii) the death or disability of such Non-Employee Director during his service as a director, or (iii) a "change of control." The term "change of control" has the same meaning given such term in the Severance Agreement, described below. See "Executive Compensation and Severance Agreements, Including Change of Control Provisions." Options generally expire 10 years and one day from the date of grant, subject to earlier termination under certain circumstances if the director's service on the Board of Directors terminates prior to the expiration of such ten-year period.

AGREEMENTS GOVERNING THE APPOINTMENT AND FUTURE NOMINATION
OF CERTAIN DIRECTORS; VOTING AGREEMENTS

     Timothy C. Collins and Matthew O. Diggs, Jr. were appointed directors of the Company, effective April 29, 1994, pursuant to the terms and conditions of an Agreement and Plan of Merger, dated January 11, 1994, as amended (the "DFC Merger Agreement"), and a Share Acquisition Agreement, dated January 11, 1994, as amended (the "WAL Acquisition Agreement"), governing the acquisition by the Company of DFC Holding Corporation ("DFC") and its wholly-owned subsidiary, The Delfield Company ("Delfield"), and Whitlenge Acquisition Limited ("WAL") and its wholly-owned subsidiary, Whitlenge Drink Equipment Limited ("Whitlenge"). Pursuant to the DFC Merger Agreement and WAL Acquisition Agreement, the Company also agreed that, (i) so long as the former shareholders of DFC and WAL, together in each case, with certain permitted transferees (collectively, the "New Scotsman Shareholders") own, on a fully diluted basis, at least 1,688,578 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock), they will be entitled to designate the persons nominated by the Board of Directors to fill the directorships currently held by Mr. Collins and Mr. Diggs, and (ii) so long as the New Scotsman Shareholders own, on a fully diluted basis, at least 1,114,462 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock), they will be entitled to designate one such nominee.

     So long as the New Scotsman Shareholders are entitled to designate at least one nominee to the Board of Directors, (i) the Company has agreed that, subject to the right of the holders of its preferred stock to elect directors under certain circumstances, it will not increase the number of directors to more than eight directors, and (ii) the New Scotsman Shareholders have agreed to vote, to cause any affiliates or associates controlled by them to vote, and to use reasonable efforts to cause any other affiliates or associates to vote, all shares of capital stock of the Company owned by them in favor of all of the nominees to the Board of Directors recommended by the Board of Directors.

     The right of the New Scotsman Shareholders to designate one or more nominees to the Company's Board of Directors will terminate on January 11, 2004 unless such obligation is extended by written agreement among the Company and the New Scotsman Shareholders after January 11, 2002 but before the termination date. Upon termination of the right of the New Scotsman Shareholders to designate one or more nominees to the Board of Directors at a time when any designee of the New Scotsman Shareholders is currently on the Board and upon the request of the Company, (i) any such designee who is a New Scotsman Shareholder shall promptly resign as a director, and (ii) the New Scotsman Shareholders will use their best efforts to cause any such designee or designees who are not New Scotsman Shareholders to promptly resign.

     Certain former shareholders of DFC and WAL have entered into a Stockholders' Agreement, dated as of January 11, 1994 (the "Stockholders' Agreement"), under which they have, among other things, allocated among themselves the power to designate the person or persons to be nominated as directors. The Stockholders' Agreement provides that, so long as Onex and its affiliates, Onex DHC LLC and Onex U.S. Investments (the "Onex Affiliates") hold Common Stock or Series A Convertible Preferred Stock, Onex and the Onex affiliates will have the right to designate (and remove) one such director, and EJJM, an Ohio general partnership of which Mr. Diggs is the sole managing general partner ("EJJM"), will have the right to designate (and remove) the other such director. If the New Scotsman Shareholders are entitled to designate only one nominee to the Board of Directors, whichever of Onex and the Onex Affiliates or EJJM owns the higher percentage of Common Stock (on a fully diluted basis) at the time of such designation will be entitled to designate the nominee. In all other cases, the holders of a majority of the Common Stock held by the New Scotsman Shareholders at the time that they are entitled to designate one or more nominees to the Board of Directors shall make such designation. Scotsman is not a party to the Stockholders' Agreement.

     Under the Stockholders' Agreement, Onex and the Onex Affiliates have also been granted an irrevocable proxy (the "Onex Proxy") to vote all of the shares of Common Stock and Series A Convertible Preferred Stock held by the New Scotsman Shareholders. The Onex Proxy includes the right to vote for the transaction of any and all business that may come before an annual, general or special meeting of the Company's shareholders, including the right to vote for the sale of all or any part of the assets, the liquidation, or the dissolution of the Company. The Onex Proxy will automatically terminate on January 10, 1999 or at such time that Onex, together with the Onex Affiliates, holds less than 30% of the number of shares of Common Stock (on a fully diluted basis) initially acquired by it pursuant to the merger provided for in the DFC Merger Agreement. The Onex Proxy will also terminate with respect to specific shares of Common Stock upon the transfer of such shares to any person other than certain specified types of affiliates or associates of the former DFC shareholders and WAL shareholders that have granted Onex and the Onex Affiliates the Onex Proxy. For additional information regarding the parties to, and terms of, the Stockholders' Agreement, see Note 6 under "Security Ownership of Certain Beneficial Owners."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock and Series A Convertible Preferred Stock for each director and nominee for director, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all directors and executive officers of the Company as a group. Information is provided as of February 15, 1996, unless otherwise indicated.

--------------------------------------------------------------------------------------------------------------------------------
                                           NO. OF SHARES                                  NO. OF SHARES OF
                                          OF COMMON STOCK                               SERIES A CONVERTIBLE
                                            BENEFICIALLY              PERCENT OF          PREFERRED STOCK       PERCENT OF
                                              OWNED(1)                 CLASS(2)          BENEFICIALLY OWNED      CLASS(3)
--------------------------------------------------------------------------------------------------------------------------------
  DIRECTORS AND
  DIRECTOR NOMINEES

  Donald C. Clark.....................           43,704(4)                    *                      0                0%

  Timothy C. Collins..................          103,702(4)(5)             1.15%                 65,787(6)          3.29%

  Frank W. Considine..................           13,023(4)                    *                      0                0%

  Matthew O. Diggs, Jr................          711,363(4)(7)             7.66%                418,308(8)         20.92%

  George D. Kennedy...................           13,313(4)                    *                      0                0%

  James J. O'Connor...................           11,888(4)                    *                      0                0%

  Richard C. Osborne..................          223,947(4)                2.45%                      0                0%

  Robert G. Rettig....................           12,784(4)                    *                      0                0%

  CERTAIN EXECUTIVE OFFICERS

  Emanuele Lanzani....................           72,347(4)                    *                      0                0%

  Donald D. Holmes....................           89,406(4)                    *                      0                0%

  Kevin E. McCrone....................           98,863(4)(9)             1.10%                 60,512(10)         3.03%

  Paolo Faenza........................           34,732(4)                    *                      0                0%

  Directors and Officers as a Group
    (19 individuals, including all
    those listed above)...............        1,511,056(4)(11)           15.45%                544,607(12)        27.23%
--------------------------------------------------------------------------------------------------------------------------------


  *  Less than one percent of the outstanding Common Stock.

 (1) Information relating to the number of shares of Common Stock beneficially owned by directors, nominees for directors and executive officers is based upon information (i) furnished by, or on behalf of, each person to the Company, (ii) reflected in the records of the Tax Reduction Investment Plan ("TRIP") of the Company's wholly-owned subsidiary, Scotsman Group Inc. ("SGI"), the Company's Long-Term Executive Incentive Compensation Plan or the Company's Non-Employee Directors' Plan, or (iii) reflected in a
     Schedule 13D, as amended by Amendment No. 2, dated October 24, 1995 (the "New Scotsman Shareholders 13D"), filed by certain New Scotsman Shareholders (including Mr. Diggs, Mr. McCrone and one other executive officer of the Company), as more fully described in Note 6 under "Security Ownership of Certain Beneficial Owners," who, according to such filing, may be deemed to constitute a "group" for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information relating to shares held in the TRIP has been furnished as of December 31, 1995, the latest date for which such information is available. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock and Series A Convertible Preferred Stock listed opposite his name.

 (2) Based upon a total of 8,964,974 issued and outstanding shares of Common Stock as of February 15, 1996.

 (3) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock issued and outstanding as of February 15, 1996.

 (4) Includes shares that could be acquired within 60 days after February 15, 1996 pursuant to the exercise of stock options as follows: Mr. Clark, Mr. Collins, Mr. Considine, Mr. Diggs, Mr. Kennedy, Mr. O'Connor and Mr. Rettig, each 2,000; Mr. Osborne, 162,751; Mr. Holmes, 64,670; Mr. Faenza, 34,732; Mr. Lanzani, 72,347; and Mr. McCrone, 1,125; all directors and officers as a group, 400,312. Also includes shares held for the account of executive officers under the TRIP with respect to which each such officer has sole voting but no investment power as follows: Mr. Osborne, 6,134; Mr. Holmes, 8,614; all executive officers as a group, 22,945.

 (5) Includes 51,527 shares of Common Stock and 50,175 shares of Common Stock issuable upon the conversion of 65,787 shares of Series A Convertible Preferred Stock held of record by Ripplewood Holdings L.L.C., as to which Mr. Collins has shared voting power and shared investment power. Mr. Collins is the Chief Executive Officer and Senior Managing Director of Ripplewood Holdings L.L.C. and has, through his ownership interest, the right to elect a majority of the Board of Directors of Ripplewood Holdings L.L.C.

 (6) Consists of shares held of record by Ripplewood Holdings L.L.C., as to which Mr. Collins has shared voting power and shared investment power. Mr. Collins is the Chief Executive Officer and Senior Managing Director of Ripplewood Holdings L.L.C. and has, through his ownership interest, the right to elect a majority of the Board of Directors of Ripplewood Holdings L.L.C.

 (7) Includes 326,331 shares of Common Stock held of record by EJJM, 319,043 shares of Common Stock issuable upon the conversion of 418,308 shares of Series A Convertible Preferred Stock held of record by EJJM, and 62,000 shares of Common Stock held of record by The Diggs Family Foundation, a charitable foundation for which Mr. Diggs serves as one of six trustees. Mr. Diggs has shared investment power and shared voting power with respect to all of the shares reported pursuant to the Stockholders' Agreement and the Onex Proxy and also shares investment power and voting power with his co-trustees with respect to the shares held by The Diggs Family Foundation. The shares reported for Mr. Diggs do not include (i) 30 shares held by Mr. Diggs' son as to which Mr. Diggs disclaims beneficial ownership, or (ii) any shares of Common Stock held of record, or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record, by New Scotsman Shareholders (other than Mr. Diggs, EJJM or The Diggs Family Foundation) who, according to the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of Section 13(d)(3) under the Exchange Act and with respect to which Mr. Diggs, EJJM and The Diggs Family Foundation and its trustees share investment power and voting power as part of such group. See Note 6 under "Security Ownership of Certain Beneficial Owners."

 (8) Consists solely of shares of Series A Convertible Preferred Stock held of record by EJJM, with respect to which Mr. Diggs has shared investment power and shared voting power pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include shares of Series A Convertible Preferred Stock held of record by New Scotsman Shareholders (other than EJJM) who, according to the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of Section 13(d)(3) under the Exchange Act and with respect to which Mr. Diggs, EJJM and The Diggs Family Foundation and its trustees share investment power and voting power as part of such group. See
     Note 6 under "Security Ownership of Certain Beneficial Owners."

 (9) Includes 51,586 shares of Common Stock held of record by Mr. McCrone and 46,152 shares of Common Stock issuable upon the conversion of 60,512 shares of Series A Convertible Preferred Stock held of record by Mr. McCrone. Mr. McCrone has shared investment power and shared voting power with respect to all of the shares reported pursuant to the Stockholder's Agreement and the Onex Proxy. The shares reported for Mr. McCrone do not include any shares of Common Stock held of record, or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record, by New Scotsman Shareholders (other than Mr. McCrone) who, according to the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of Section 13(d)(3) under the Exchange Act and with respect to which Mr. McCrone shares investment power and voting power as part of such group. See Note 6 under "Security Ownership of Certain Beneficial Owners."

(10) Consists solely of shares of Series A Convertible Preferred Stock held of record by Mr. McCrone with respect to which Mr. McCrone has shared investment power and shared voting power, pursuant to the Stockholders' Agreement and the Onex Proxy. Does not include shares of Series A Convertible Preferred Stock held of record by New Scotsman Shareholders (other than Mr. McCrone) who, according to the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act and with respect to which Mr. McCrone shares investment power and voting power as part of such group. See Note 6 under "Security Ownership of Certain Beneficial Owners."

(11) Includes 415,370 shares of Common Stock issuable upon the conversion of 544,607 shares of Series A Convertible Preferred Stock held of record by Ripplewood Holdings, L.L.C., EJJM and Mr. McCrone. See Notes 5 through 10 above. Does not include shares of Common Stock held of record or issuable upon the conversion of shares of Series A Convertible Preferred Stock held of record by New Scotsman Shareholders (other than Mr. Diggs, EJJM, The Diggs Family Foundation, Mr. McCrone and one other executive officer of the Company) who, according to the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act and with respect to which Mr. Diggs, EJJM, The Diggs Family Foundation, Mr. McCrone and one other executive officer of the Company share investment power and voting power as part of such group. See Note 6 under "Security Ownership of Certain Beneficial Owners." Also does not include 1,497 shares of Common Stock held of record by adult family members of officers and directors of the Company as to which such officers and directors disclaim beneficial ownership.

(12) Consists solely of shares of Series A Convertible Preferred Stock held of record by Ripplewood Holdings, L.L.C., EJJM and Mr. McCrone. See Notes 6, 8 and 10 above. Does not include any additional shares of Series A Convertible Preferred Stock held of record by New Scotsman Shareholders (other than EJJM and Mr. McCrone) who, according to a the New Scotsman Shareholders 13D, may be deemed to constitute a "group" for purposes of
     Section 13(d)(3) of the Exchange Act and with respect to which Mr. Diggs and Mr. McCrone share investment power and voting power as part of such group. See Note 6 under "Security Ownership of Certain Beneficial Owners."

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION(2)              LONG-TERM COMPENSATION
                                                -----------------------------    -----------------------------------
                                                                       OTHER                                              ALL
                    PRINCIPAL                                          ANNUAL                                            OTHER
     NAME          POSITION(1)       YEAR       SALARY      BONUS      COMP.              AWARDS             PAYOUTS    COMP.(3)
     ----          -----------       ----       ------      -----      ------    ------------------------    -------    --------
                                                                                               SECURITIES
                                                                                 RESTRICTED    UNDERLYING
                                                                                   STOCK         STOCK        LTIP
                                                                                   AWARDS      OPTIONS(#)    PAYOUTS
                                                                                 ----------    ----------    -------
  R. Osborne     Chairman of the       1995    $343,750    $200,000      --          $0          17,900         $0      $16,313
                 Board, CEO &          1994    $320,000    $200,000      --          $0          18,100         $0      $15,075
                 President             1993    $301,250    $182,500      --          $0          25,800         $0      $13,387

  E. Lanzani     Exec.VP; Mgng.        1995    $167,458     $85,995      --          $0           4,400         $0      $     0
                 Dir., Frimont         1994    $158,763     $63,431      --          $0           8,900         $0      $     0
                 S.p.A.
                 & Castel MAC          1993    $150,236     $47,688      --          $0          12,700         $0      $     0
                 S.p.A.

  D. Holmes      VP Finance &          1995    $167,083     $64,000      --          $0           6,800         $0      $ 6,994
                 Secretary             1994    $154,708     $66,060      --          $0           6,200         $0      $ 6,459
                                       1993    $145,667     $60,597      --          $0           8,900         $0      $ 5,626

  K. McCrone     VP; President,        1995    $187,000     $25,000      --          $0           4,500         $0      $ 5,422
                 Delfield              1994(4) $127,058     $78,914      --          $0               0         $0      $ 9,280

  P. Faenza      General Manager,      1995    $118,709     $57,645      --          $0           3,200         $0      $     0
                 Castel MAC            1994    $113,936     $54,900      --          $0           3,400         $0      $     0
                 S.p.A.                1993    $109,496     $24,581      --          $0           4,900         $0      $     0

(1) Each executive officer held the same position with the Company in each of the years indicated.

(2) Includes amounts earned in the fiscal year, whether or not deferred.

(3) Amounts in this column consist of Company-matching contributions to the TRIP, the Supplemental Tax Reduction Plan and, in the case of Mr. McCrone, to The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan. Also included in 1994 for Mr. McCrone is a payment in the amount of $2,605 under an agreement between Mr. McCrone and DFC pursuant to which DFC agreed to reimburse Mr. McCrone for the after-tax amount of the annual interest paid on a bank loan taken by Mr. McCrone to purchase 120,000 shares of common stock of DFC in 1991.

(4) The compensation reported is for a partial year, beginning on April 29, 1994, the date on which the Company acquired Delfield and Mr. McCrone became an executive officer of the Company.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table above during the 1995 fiscal year and the value of the options held by such persons at the end of the 1995 fiscal year. No stock appreciation rights have been granted to date by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                           POTENTIAL REALIZABLE VALUE

-----------------------------------------------------------------------------------------------------------------------------
                                           INDIVIDUAL GRANTS IN 1995                        POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                                                             FOR 10-YEAR OPTION TERM(1)
-----------------------------------------------------------------------------------------------------------------------------
                           NUMBER OF
                           SECURITIES
                           UNDERLYING    % OF TOTAL OPTIONS
                            OPTIONS          GRANTED TO        EXERCISE    EXPIRATION
          NAME              GRANTED         EMPLOYEES(2)       PRICE(3)       DATE       0%          5%             10%
-----------------------------------------------------------------------------------------------------------------------------
  R. Osborne                 17,900             24.72%         $18.0625     02/17/05     $0     $    203,333    $    515,289

  E. Lanzani                  4,400              6.08%         $18.0625     02/17/05     $0     $     49,981    $    126,663

  D. Holmes                   6,800              9.39%         $18.0625     02/17/05     $0     $     77,244    $    195,752

  K. McCrone                  4,500              6.22%         $18.0625     02/17/05     $0     $     51,117    $    129,542

  P. Faenza                   3,200              4.42%         $18.0625     02/17/05     $0     $     36,350    $     92,119

  All Shareholders(4)                                                                    $0     $101,836,815    $258,075,693

  Named Executive Officers' Gains as a % of all Shareholder Gains                                     0.410%          0.410%
-----------------------------------------------------------------------------------------------------------------------------

(1) The Company is unaware of any formula which provides an accurate depiction of the value of a stock option as of the date of grant.

(2) Based on 72,400 options granted to all employees.

(3) Fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on February 16, 1995, the date of grant.

(4) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 8,964,974 outstanding shares of Common Stock -- the number of shares outstanding on December 29, 1995.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------------
                                                        TOTAL NUMBER OF SECURITIES            TOTAL VALUE OF UNEXERCISED,
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS HELD
                                                      OPTIONS HELD AT FISCAL YEAR END            AT FISCAL YEAR END(1)
-------------------------------------------------------------------------------------------------------------------------------
                      NUMBER OF
                       SHARES
                     ACQUIRED ON        VALUE
     NAME             EXERCISE         REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------

  R. Osborne            2,492          $18,426          140,376             51,300          $1,156,936          $ 151,348

  E. Lanzani                0          $     0           62,472             20,800          $  484,112          $  74,211

  D. Holmes             1,993          $15,733           56,820             18,275          $  455,922          $  52,063

  K. McCrone                0          $     0                0              4,500          $        0          $       0

  P. Faenza                 0          $     0           30,582              9,475          $  243,284          $  28,381
-------------------------------------------------------------------------------------------------------------------------------

(1) Based on the fair market value of the Common Stock on December 29, 1995 of $17.4375 (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange).

PENSION PLAN

     The Salaried Pension Plan of Scotsman Group Inc. ("SGI") is a non-contributory, defined benefit plan for certain salaried employees of SGI and its subsidiaries. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid years out of the employee's last ten years of employment, adjusted for wages subject to Social Security taxes. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. Effective January 1, 1994, SGI adopted the Supplemental Executive Retirement Plan (the "Supplemental Plan") which provides each participant in the Supplemental Plan with the benefits such participant would have received under the Salaried Pension Plan except for certain limitations on compensation and benefits imposed under the Internal Revenue Code of 1986, as amended (the "Code").

     The following table illustrates the amount of annual pension benefits payable under the Salaried Pension Plan (including amounts payable under the Supplemental Plan, where applicable) for eligible employees retiring at age 65 with the following remuneration and numbers of credited years of service.

                                  PENSION PLAN

-----------------------------------------------------------------------------
                                       YEARS OF SERVICE
-----------------------------------------------------------------------------
REMUNERATION       15           20           25           30           35
-----------------------------------------------------------------------------
  $100,000       $ 18,428     $ 24,570     $ 30,713     $ 36,856     $ 42,998

  $175,000       $ 33,970     $ 45,294     $ 56,617     $ 67,941     $ 79,264

  $250,000       $ 49,513     $ 66,017     $ 82,522     $ 99,026     $115,530

  $325,000       $ 65,056     $ 86,741     $108,426     $130,111     $151,797

  $400,000       $ 80,598     $107,464     $134,331     $161,197     $188,063

  $475,000       $ 96,141     $128,188     $160,235     $192,282     $224,329

  $550,000       $111,684     $148,911     $186,139     $223,367     $260,595

  $625,000       $127,226     $169,635     $212,044     $254,452     $296,861

  $700,000       $142,769     $190,358     $237,948     $285,538     $333,127
-----------------------------------------------------------------------------


     The benefits set forth in the above table are computed on a straight-line annuity basis. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in the table. For purposes of determining the benefit under the Salaried Pension Plan for Mr. Osborne and Mr. Holmes, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1995 are as follows: Mr. Osborne, 17 years and $543,750; Mr. Holmes, 21 years and $233,143. Covered compensation, in each case, is equal to the salary reported for such officer in the Summary Compensation Table for 1995 plus the bonus reported for 1994 since bonuses earned in a given fiscal year are paid the following fiscal year. In calculating credited years of service under the Salaried Pension Plan, years of service with Household or its former subsidiaries prior to the spin-off of the Company by Household in 1989 have been taken into account.

     Mr. Lanzani, Mr. McCrone and Mr. Faenza are not covered by SGI's Salaried Pension Plan. Mr. Lanzani does, however, have an agreement with the Company's Italian subsidiary, Frimont S.p.A. ("Frimont"), which provides that he will receive monthly payments beginning at the later of July 1, 1999 or termination of his employment and ending at his death. These monthly payments will be equal to .0133 times his average monthly compensation times his credited service. For purposes of the agreement, "average monthly compensation" means his regular salary plus short-term bonuses received during the five-year period prior to termination of employment divided by 60 and "credited service" means the number of years of continuous service from November 7, 1967 to the date of termination of employment. For purposes of this plan, Mr. Lanzani is currently credited with 28 years of service, and he received a total of $230,889 in salary and bonuses in 1995. If Mr. Lanzani's employment is terminated before he reaches age 65, then at age 65 he will begin receiving such monthly payments.

     Mr. Faenza is covered by a pension plan of the Company's Italian subsidiary, Castel MAC S.p.A., ("Castel MAC"). Under the terms of that plan and as required by Italian law, Castel MAC accrues each year, on Mr. Faenza's behalf, an amount equal to (i) his compensation for such year (salary plus cash bonuses), divided by 13.5, plus (ii) an amount equal to 75% of an Italian consumer price index for that year times the amount of such compensation, less (iii) the amount of certain contributions made by Castel MAC, on Mr. Faenza's behalf, to an Italian government-sponsored social security plan. Upon his retirement, Mr. Faenza is entitled to receive a lump sum payment equal to the sum of the amounts accrued, on his behalf, in accordance with the formula set forth above, for each year of employment with Castel MAC in which he was covered by the plan. An accrual in the amount of 23,103,653 Lire (approximately $14,137 as of December 31, 1995), determined in accordance with the formula set forth above, was established for Mr. Faenza under the plan for 1995. As of December 31, 1995, Mr. Faenza had been covered by the plan for a total of ten years.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS, INCLUDING CHANGE OF CONTROL PROVISIONS

     Mr. Osborne has entered into an employment agreement with SGI under which he is currently entitled to an annual base salary of $350,000, subject to annual review, and to benefits under SGI's benefit plans. The agreement also establishes an annual target bonus under the Company's Executive Incentive Compensation Program (the "Program") equal to 50% of his annual salary. The agreement provides for certain continued compensation in the event of (i) termination of employment by SGI or its subsidiaries prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties, or
(ii) Mr. Osborne's resignation from his position prior to age 65 because of a reassignment to a position of lesser rank or status, reduction of salary, benefits or target bonus, or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

     In the event Mr. Osborne's employment is terminated or he resigns for any of the reasons described in the preceding paragraph, he will be entitled for the next 18 months to (i) continued salary at the rate at which last received, (ii) continued target bonuses (prorated for such 18-month period) and (iii) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, with respect to the benefits described in clause (iii), the economic equivalent thereof. Benefit plan accruals described in clause (iii) that would be payable to Mr. Osborne on a deferred basis, were he to continue his employment, may be deferred or paid in an actuarially equivalent lump sum at the end of the 18-month period. Mr. Osborne's employment agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any of the benefits described in this paragraph and for any additional federal income and excise taxes due as the result of such reimbursement.

     Mr. Osborne and SGI have also entered into a separate, executive severance agreement (the "Severance Agreement") under which Mr. Osborne will be entitled to receive a single cash payment equal to the sum of (i) three times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) three times the amount of the greater of his then current target bonus under the Program or the average target bonus paid or payable to him under the Program in the last five fiscal years, if at any time before he reaches age 65, Mr. Osborne's employment with SGI is terminated or he resigns for "good reason" following a "change of control" of the Company. Under such circumstances, Mr. Osborne will also become fully vested in any accrued benefits in which he is not then fully vested under SGI's Salaried Pension Plan and in any employer matching contributions in which he is not then fully vested under SGI's Tax Reduction Investment Plan ("TRIP") or Supplemental Tax Reduction Plan. SGI will be obligated to pay Mr. Osborne, within 30 days of his termination or resignation, a lump sum equal to the actuarial equivalent of such accrued benefits under the Salaried Pension Plan and the amount of such employer matching contributions. SGI will also be obligated to keep in full force and effect, for a period of three years, all medical and insurance policies provided to Mr. Osborne by SGI at the same level of coverage and upon the same terms and conditions in effect as of the date of termination of his employment. Any payments made and benefits provided to Mr. Osborne under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Osborne would otherwise be entitled under his employment agreement. The Severance Agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any payment made as a result of a change of control and for any additional federal income and excise taxes due as the result of such reimbursement.

     For purposes of the Severance Agreement, a "change of control" will be deemed to have occurred if any of the following events occurs:

          (i) subject to certain specified exceptions, any individual, entity, or group, including any "person" (as defined in Section 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

          (ii) persons who were directors of the Company as of the effective date of the amendment or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") shall cease to constitute a majority of the board of directors of the Company;

          (iii) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) at least 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

          (iv) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (A) at least 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another,
     (B) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

     Mr. Osborne will be deemed to have had "good reason" to terminate his employment with SGI following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with SGI immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location other than the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Company is not the surviving corporation or the transfer of all or substantially all of the assets of the Company to another corporation, SGI fails to obtain from such corporation an agreement to assume all of SGI's obligations under the Severance Agreement.

     In addition to Mr. Osborne, Mr. Holmes and Mr. Lanzani each have employment agreements with SGI. Under their employment agreements with SGI, Mr. Holmes and Mr. Lanzani are currently entitled to annual base salaries of $175,000, and 305,000,000 Lire (approximately $187,000 as of December 31, 1995) subject to annual review. The employment agreements of Mr. Holmes and Mr. Lanzani also establish for each an annual target bonus equal to 30% of his annual salary. The remaining provisions of Mr. Holmes' and Mr. Lanzani's employment agreements are identical to those of Mr. Osborne's employment agreement except that (i) the provisions relating to continuation of compensation apply for a period of 12, rather than 18 months, (ii) there is no provision in the agreements for reimbursement of excise taxes, and (iii) each agreement will remain in effect, not until the executive officer who is a party to the agreement reaches age 65, but only until June 20, 1996. Thereafter, the term of each agreement will be automatically extended each year for one additional year, unless the Compensation Committee delivers written notice of termination three months prior to the end of such term or extended term.

     Mr. Holmes and Mr. Lanzani have also entered into executive severance agreements with SGI. The provisions of those agreements are identical to the provisions of Mr. Osborne's Severance Agreement with SGI except that each of these officers will be entitled to receive a single cash payment equal to the sum of (i) two (rather than three) times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) two (rather than three) times the amount of the greater of his then current target bonus or the average target bonus paid or payable to him under the Program in the preceding five fiscal years, if at any time before he reaches age 65, such officer's employment is terminated or he resigns for "good reason" following a "change of control" of the Company. Unlike Mr. Osborne's Severance Agreement, such agreements may be terminated prior to the occurrence of a change of control by SGI upon six months' prior notice to the executive who is a party to the agreement, provided that, to the knowledge of the board of directors of SGI, no person has taken, at the time of such notice, steps reasonably calculated to effect a change of control.

OTHER AGREEMENTS

     Mr. Lanzani has an agreement with Frimont which provides that, so long as he is employed in his present position at Frimont, he will receive 2.4% of the annual net operating income of Frimont. This agreement replaced his prior ownership of 10% of the shares of Frimont. The agreement provides that if Mr. Lanzani resigns from his position or is terminated without cause before May 31, 1996, he thereafter may elect to receive a lump sum payment, in lieu of payments under the agreement, equal to the present value of the projected annual payments under the agreement which he would have received had he remained employed by Frimont until June 30, 1996. The projection will be based on the average net operating income growth of Frimont for the prior five years. Since the payments made to Mr. Lanzani pursuant to this agreement replaced his prior ownership of shares of Frimont stock, the Company does not consider these payments to be cash compensation for services rendered and, accordingly, such payments have not been included in the summary compensation table set forth above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered in a manner consistent with the program's philosophies and objectives. All Committee members are outside directors of the Company.

     The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of the Company, the executive compensation program should be structured to provide meaningful incentives to increase shareholder value. On an annual basis, the Committee reviews the actual results of each executive officer's performance against the objectives established by, and for, such executive for the preceding year. The Committee also reviews the compensation program components and plan for each executive officer for the upcoming year and relies upon the advice of independent compensation consultants regarding the competitiveness of the compensation programs. The Committee approves each compensation plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries in conjunction with the criteria for base salaries set forth below, taking into account any significant event that could affect program objectives and design.

     The Company's executive officer compensation program is comprised of a base salary, an annual cash incentive compensation program and a long-term incentive compensation plan in the form of stock options, stock appreciation rights, restricted stock and restricted stock rights. In addition, executives are eligible for other benefits that are generally available to employees of the Company, including insurance protection, retirement plans and vacations and holidays.

  Base Salary

     Base salary ranges for executives are set at the 50th percentile of the national marketplace for manufacturing companies with sales in the range of $300 to $500 million. In determining salaries, the Committee takes into account salary rates compared with the marketplace, the performance of individuals and other factors deemed relevant by the Committee.

     Mr. Osborne's 1995 base salary increase of 7.7% was slightly higher than increases reported in marketplace surveys which indicated that the average expected increase in chief executive officers' base salaries was in the range of 5% in 1995. The resultant base salary for Mr. Osborne is nevertheless somewhat below the median of chief executive officers of comparably sized manufacturing companies.

  Executive Incentive Compensation Program

     The Executive Incentive Compensation Program is a cash bonus program designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to the Company's success.

     The targets for awards under this plan are set at the 50th percentile of the national marketplace. Incentives earned are based primarily on performance compared with financial targets established for the

Company and/or a subsidiary or division of the Company at levels approved by the Committee. The financial targets include targets for earnings and return on investment or return on equity. A portion of earned awards are based on discretionary factors to reflect individual contributions to the Company's success each year.

     In a given fiscal year, Mr. Osborne may earn incentive compensation which ranges from 0% to 100% of his annual base salary, with a target payout of 50% of his annual base salary. For 1995, Mr. Osborne received a bonus of 58% of his annual base salary. In reviewing Mr. Osborne's incentive amount, the Committee considered the Company's operating performance in 1995 and other accomplishments affecting the Company's long-term growth. During 1995, the Company increased its sales in key markets, and earnings per share were higher than the prior year. The Company also acquired Hartek Beverage Handling GmbH and began producing ice machines in Shenyang, China through its joint venture with Shenyang Xinle Precision Machinery Company. In the light of such accomplishments, the Committee believes that the incentive award granted to Mr. Osborne was appropriate.

  Long-Term Executive Incentive Compensation Plan

     The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objectives of the Scotsman Long-Term Executive Incentive Compensation Plan (the "Long-Term Plan") are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase shareholder value through improved executive performance.

     The Committee has established programs for each executive officer under the Long-Term Plan which provide for stock option grants as a portion of each participant's salary grade midpoint. The option exercise price is equal to the fair market value of the Common Stock on the date of the grant. Value to the executive is dependent upon an increase in the share price above the option exercise price. The program established for Mr. Osborne under the Long-Term Plan has a target equal to 100% of his salary grade midpoint. In 1995, the Committee approved a stock option grant equal to 100% of his salary grade midpoint. The Committee believes that an appropriate portion of Mr. Osborne's total compensation is tied directly to shareholder value.

  Benefit Programs

     The Company provides its executive officers with insurance protection plans, including medical, dental, life, accidental death and dismemberment, travel and accident, and disability insurance plans, retirement programs and vacation and holiday plans. These plans are generally available to the Company's employees.

                                        George D. Kennedy, Committee Chairman
                                        Donald C. Clark, Committee Member
                                        Matthew O. Diggs, Jr., Committee Member
                                        James J. O'Connor, Committee Member

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and the S&P Diversified Manufacturing Index over the same period. Most of the Company's direct competitors are private companies or small segments of larger companies and do not permit construction of a realistic peer group. Therefore, the S&P Diversified Manufacturing Index has been used in lieu of a peer group for this comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                    SCOTSMAN INDUSTRIES, INC., RUSSELL 2000,
                       AND S&P DIVERSIFIED MANUFACTURING

                                                                 S&P DIVERSI-
      MEASUREMENT PERIOD         SCOTSMAN IN-                     FIED MANU-
    (FISCAL YEAR COVERED)          DUSTRIES      RUSSELL 2000      FACTURING
12/31/90                                100.00          100.00          100.00
12/31/91                                119.76          146.05          122.56
12/31/92                                139.75          172.96          132.83
12/31/93                                212.24          205.64          161.22
12/31/94                                259.03          201.89          166.91
12/31/95                                268.10          259.31          234.96

  Assumes $100 invested on December 31, 1990 in the Common Stock, Russell 2000, and S&P Diversified Manufacturing Group.

* Total return assumes reinvestment of dividends on a quarterly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of (i) the outstanding Common Stock and (ii) the outstanding Series A Convertible Preferred Stock as of the most recent date prior to the preparation of this Proxy Statement for which information is available to the Company.

-------------------------------------------------------------------------------------------------
                                                                      NUMBER OF
                                                                      SHARES OF      PERCENT OF
                                                                       SERIES A       SERIES A
                                        NUMBER OF                    CONVERTIBLE    CONVERTIBLE
                                        SHARES OF      PERCENT OF     PREFERRED      PREFERRED
                                       COMMON STOCK      CLASS          STOCK          STOCK
    NAME AND ADDRESS OF BENEFICIAL     BENEFICIALLY    OF COMMON     BENEFICIALLY   BENEFICIALLY
                OWNER                     OWNED         STOCK(1)        OWNED         OWNED(2)
-------------------------------------------------------------------------------------------------
  Brinson Partners, Inc.
  Brinson Trust Company
  Brinson Holdings, Inc.
  SBC Holding (USA), Inc.
  Swiss Bank Corporation.............    520,900(3)      5.81%                0            0%
  209 South LaSalle Street
  Chicago, Illinois 60604-1295
-------------------------------------------------------------------------------------------------
  First Chicago NBD Corporation......    665,810(4)      7.43%                0            0%
  One First National Plaza
  Chicago, Illinois 60670
-------------------------------------------------------------------------------------------------
  Neuberger & Berman, L.P............    461,990(5)      5.15%                0            0%
  605 Third Avenue
  New York, New York 10058-3698
-------------------------------------------------------------------------------------------------
  Onex Corporation
  EJJM
  Pacific Mutual Life Insurance
     Company et al. .................  3,110,019(6)     29.78%(7)     1,934,205        96.71%
  c/o Robert F. Quaintance, Jr., Esq.
  Debevoise & Plimpton
  875 Third Avenue
  New York, New York 10022
-------------------------------------------------------------------------------------------------
  Sanford C. Bernstein & Co., Inc....    525,950(8)      5.87%                0            0%
  One State Street Plaza
  New York, New York 10004
-------------------------------------------------------------------------------------------------

(1) Based upon a total of 8,964,974 shares of Common Stock issued and outstanding on February 15, 1996.

(2) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock issued and outstanding on February 15, 1996.

(3) Based on information provided in a Schedule 13G, as amended through Amendment No. 3 thereto, dated February 9, 1996, filed with the Securities and Exchange Commission (the "SEC") by Brinson Partners, Inc. ("BPI"), on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC"). According to the filing, BTC is a wholly-owned subsidiary of BPI, BPI is a wholly-owned subsidiary of BHI, BHI is a wholly-owned subsidiary of SBCUSA, and SBCUSA is a wholly-owned subsidiary of SBC. The filing states that BTC has shared voting power and shared investment power with respect to 138,370 shares of Common Stock, and, by virtue of their corporate relationships, BPI, BHI, SBCUSA and SBC have shared voting and shared investment power with respect to 520,900 shares of Common Stock held by BTC and BPI.

(4) Based on information provided in a Schedule 13G, dated February 9, 1996, filed with the SEC by First Chicago NBD Corporation. According to the filing, First Chicago NBD Corporation has sole voting power with respect to 653,618 shares, sole dispositive power with respect to 571,598 shares and shared dispositive power with respect to 16,023 shares.

(5) Based on information provided in a Schedule 13G, as amended by Amendment No. 2, dated February 12, 1996, filed with the SEC by Neuberger & Berman L.P. According to the filing, Neuberger & Berman L.P. has shared investment power with respect to all 461,900 shares, sole voting power with respect to 63,200 shares and no voting power with respect to the remaining shares. According to the filing, the shares do not include 101,400 shares of Common Stock owned by partners of Neuberger & Berman L.P. in their personal securities accounts as to which Neuberger & Berman L.P. disclaims beneficial ownership and 106,600 shares held in the name of the Neuberger & Berman Profit Sharing Retirement Plan as to which Neuberger & Berman L.P. disclaims beneficial ownership.

(6) Based on information provided in a Schedule 13D, as amended by Amendment No. 2, dated October 24, 1995, filed with the SEC by Onex Corporation, Onex DHC LLC, OMI Quebec Inc., Onex Capital Corporation, Oncap Holding Corporation, Gerald W. Schwartz, EJJM, Matthew O. Diggs, Jr., Nancy B. Diggs, The Diggs Family Foundation, Pacific Mutual Life Insurance Company, PM Group Life Insurance Company, Pacific Mutual Charitable Foundation, W. Joseph Manifold, Charles R. McCollom, Anita J. Moffatt Trust dated July 23, 1993, Anita J. Moffatt, Remo Panella, Teddy F. Reed, Robert L. Schafer, Graham E. Tillotson, John A. Tilmann Trust dated July 23, 1993, John A. Tilmann, Ronald A. Anderson, Kevin E. McCrone, Michael P. McCrone, Michael J. de St. Paer, Paul L. de St. Paer, Wendy M. de St. Paer, M. Anne de St. Paer, Graham
    F. Cook, Jane E. Cook, Catherine J. Cook, G.F. Cook and J.E. Cook (A/c AJC) Trust, G.F. and J.E. Cook (A/c SEC) Trust, Christopher R.L. Wheeler, Maureen
    J. Wheeler, Jonathan R. Wheeler, Josephine V. Wheeler, John Rushton, and Margaret L. Rushton (the "Reporting Persons"). The shares include 1,475,218 shares of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock held by the Reporting Persons and 2,000 shares that may be acquired within 60 days of the date of the filing through the exercise of options held by the Reporting Persons. According to the filing, the Reporting Persons may be deemed to constitute a "group" for purposes of
    Section 13(d)(3) of the Exchange Act, and each of the Reporting Persons has shared voting power and shared investment power with respect to all 3,110,019 shares reported as beneficially owned by the group. The filing states that, pursuant to the Stockholders' Agreement, (i) the Reporting Persons may not transfer any shares of Common Stock, except for transfers pursuant to an underwritten public offering or sale in the public market through a broker, unless the transferee agrees to become a party to, and to be bound by, the Stockholders' Agreement, and (ii) the Reporting Persons have granted Onex the Onex Proxy to vote all shares of Common Stock held by such Reporting Persons. For additional information relating to the Stockholders' Agreement and the Onex Proxy, see "Agreements Governing the Appointment and Future Nomination of Certain Directors." According to the records of the Company's Long-Term Executive Incentive Compensation Plan, certain Reporting Persons who are employees of the Company or its subsidiaries also have the right to acquire an additional 3,300 shares of Common Stock of the Company within 60 days of February 15, 1996 pursuant to options that have become exercisable more than 60 days after the date of the filing of the 13D described in this footnote. Such additional shares are not reflected in the aggregate number of shares reported in the 13D and have not been included in the table above.

(7) On a partially diluted basis, based upon a total of 10,442,192 shares of Common Stock deemed to be outstanding, assuming the conversion of all 1,934,205 shares of Series A Convertible Preferred Stock beneficially owned by the Reporting Persons and the exercise of options to acquire 2,000 shares of Common Stock held by such Reporting Persons.

(8) Based on information provided in a Schedule 13G, dated February 7, 1996, filed by Sanford C. Bernstein & Co., Inc. with the SEC. According to the filing, Sanford C. Bernstein & Co., Inc. has sole investment power with respect to all 525,950 shares, sole voting power with respect to 424,900 shares, shared voting power with respect to 7,150 shares and no voting power with respect to the remaining shares. The filing further states that the 7,150 shares for which shared voting power is reported are held on behalf of clients who have appointed an independent voting agent with instructions to vote the shares in the same manner as Sanford C. Bernstein & Co., Inc.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Directors, officers and beneficial owners of more than 10 percent of the outstanding shares of the Common Stock are required to file with the SEC reports on Forms 3 and 4 reflecting certain changes in their beneficial ownership of the Common Stock. Pursuant to regulations adopted by the SEC, the Company is required to disclose each such person who failed to file any such report on a timely basis during the Company's most recent fiscal year. Based solely on a review of the Forms 3 and 4 furnished to the Company and any amendments thereto, the Company believes that each of the following persons who, according to the New Scotsman Shareholders 13D, may be deemed to be part of a "group" that beneficially owns in excess of 10% of the outstanding shares of Common Stock, failed to file a Form 3 on a timely basis reporting, in each case, a single transaction in the Common Stock on February 21, 1995: Graham F. Cook, Jane E. Cook, Catherine J. Cook, G.F. Cook and J.E. Cook (A/c AJC) Trust, G.F. and J.E. Cook (A/c SEC) Trust, Christopher R.L. Wheeler, Maureen J. Wheeler, Jonathan R. Wheeler, Josephine V. Wheeler, John Rushton, Margaret L. Rushton, John Rushton & Margaret L. Rushton (A/c JGR) Trust, Paul L. de St. Paer, Wendy M. de St. Paer, and M. Anne de St. Paer. Such Form 3's were due 10 days after the transaction date and were filed on March 20, 1995.

AUDITORS

     The independent public accounting firm of Arthur Andersen LLP has audited the Company's consolidated 1995 financial statements. Arthur Andersen LLP will serve as the Company's independent auditors in 1996. A representative from Arthur Andersen LLP will be present at the 1996 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

     The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the

"Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In order for business to be properly brought before an annual meeting, such business must also be a proper matter for shareholder action. To be timely, notice of a nomination or proposed business must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting.

     Special provisions apply if the date of an annual meeting is more than 30 days before or 60 days after such anniversary date. Under those circumstances, in order to be timely, notice must be received by the Company not earlier than the close of business on the 90th day before the date of the annual meeting nor later than the later of (i) the close of business on the 60th day before the annual meeting or (ii) the close of business on the 10th day after the date on which the Company first publicly announces the meeting (either by a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or by a filing with the Securities and Exchange Commission). Special provisions also apply in the event that the number of directors to be elected at an annual meeting is increased and there is no such public announcement naming all of the nominees for directors or specifying the size of the increased board at least 70 days before the first anniversary of the preceding year's annual meeting. Under those circumstances, a notice shall be timely, but only with respect to nominees for any new positions created by the increase, if the notice is received by the Company not later than the close of business on the 10th day after the date that the Company first makes such a public announcement. Any shareholder who gives notice of the nomination of any person for election as a director or notice of business to be brought before an annual meeting must be a shareholder of record at the time of the giving of notice and entitled to vote on the matter with respect to which such notice is given.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to being named as a nominee and to serving as a director if elected). Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about the business to be brought, including a brief description of the business, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder in the business so proposed. Any notice given under either the Nomination Procedure or the Business Procedure must also contain certain information about the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the shareholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the number of shares of Common Stock owned beneficially and of record by such shareholder and beneficial owner, if any.

     If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairman or other officer determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

1997 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS

     Proposals from shareholders to be presented at the 1997 annual meeting of the shareholders of the Company must be received by the Company on or before November 30, 1996 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER BUSINESS

     The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1996 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT COST TO ANY SHAREHOLDER A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO SCOTSMAN INDUSTRIES, INC., 775 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061, ATTENTION: DONALD D. HOLMES, SECRETARY.

                                   APPENDIX


The following graphic material cannot be transmitted pursuant to EDGAR:

1. A map of the area of Vernon Hills, Illinois, indicating directions to the site of the annual meeting, including directions from O'Hare airport, which appears on the page following the cover letter.

2.  The stock performance graph captioned "Comparison of Five-Year
    Cumulative Total Return, Scotsman Industries, Russell 2000, and S&P Diversified Manufacturing" which appears on page 21 of the Proxy Statement, a copy of which is being supplementally filed with Scotsman's branch chief at the Securities and Exchange Commission.

                               REVOCABLE PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF SCOTSMAN INDUSTRIES, INC.


        The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of capital stock of Scotsman Industries, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, May 16, 1996, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD.

    (PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE ENCLOSED RETURN
                                  ENVELOPE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



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
1.  Election of Directors                                            Withhold    For All
    Nominees:  Matthew O. Diggs, Jr., James J. O'Connor,       For   Authority   Except the Nominee(s) Written Below
    Robert G. Rettig                                          / /     / /        / /



                                                                                     _____________________________________


                                                                                     __________________________________________
                                                                                                    Signature

                                                                                     __________________________________________
                                                                                          Signature (if held jointly)

                                                                                     Dated: ______________________________, 1996

                                                                                     IMPORTANT:  Please sign exactly as your name
                                                                                     or names appear on the left. If stock is held
                                                                                     jointly, all joint owners must sign.
                                                                                     Executors, administrators, trustees, guardians,
                                                                                     custodians, corporate officers and others
                                                                                     signing in a representative capacity should
                                                                                     give their full titles.


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